                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in each Statement of Additional Information, included in Post-Effective Amendment No. 24 to the Registration Statement (Form N-1A, No. 33-34502) of MFS Series Trust VI.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated December 13, 2005, with respect to the financial statements and financial highlights of MFS Utilities Fund, MFS Global Total Return Fund and MFS Global Equity Fund (three of the portfolios of MFS Series Trust VI) included in the Annual Report to Shareholders for the fiscal year ended October 31, 2005.

                                                       ERNST & YOUNG LLP
                                                       --------------------
                                                       Ernst & Young LLP

Boston, Massachusetts
February 23, 2006